                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56430) of Alamosa Holdings, Inc. of our report dated February 27, 2002 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


Dallas, Texas
March 29, 2002